UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008

LCC International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification No.)

7900 West Park Drive, Suite 315-A, McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: 703-873-2000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     For the reasons discussed below, LCC International, Inc. (“LCC” or the “Company”) will not file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 on the required filing date of May 12, 2008. LCC currently expects to file the 10-Q by June 6, 2008.
     Over the past several months, the internal and external accounting and financial personnel of the Company have been devoted to preparing its past-due Annual Reports on Form 10-K for the years ended December 31, 2006 and 2007, the quarterly reports on Form 10-Q for the 2007 quarterly periods, and the Form 8-K/A for the Registrant’s acquisition of the U.S. wireless engineering services business of Wireless Facilities, Inc in June 2007, which were delayed as previously reported. Additionally, as previously reported by LCC, KPMG LLP, the Registrant’s former auditor, resigned effective upon the completion of its audit of the Form 10-K for the year ended December 31, 2006 and LCC’s engagement of Grant Thornton LLP as its registered independent public accounting firm did not occur until December 12, 2007. As a result of these developments, the Company’s and its independent auditor’s work on the 2007 Form 10-K was not begun or completed on a timely basis and the 2007 Form 10-K was not filed until April 29, 2008. This delay, in turn, had the effect of delaying work on the financial statements and report for the quarter ended March 31, 2008. As noted above, LCC is currently engaged in preparing the financial statements and disclosures for the March 31, 2008 Form 10-Q and expects to file the report by June 6, 2008.
     LCC has notified The NASDAQ Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and, accordingly, LCC expects to receive a Staff Determination Letter from The NASDAQ Stock Market indicating that the delay in the filing of the Form 10-Q could serve as a basis for the delisting of LCC’s securities from the NASDAQ Global Market under NASDAQ Marketplace Rule 4310(c)(14).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LCC International, Inc.

By:	/s/ Peter A. Deliso

Peter A. Deliso
Senior Vice President, New Ventures,
General Counsel & Secretary
Date: May 12, 2008